Exhibit 10(iii)(A)(12)

THE 2009 NON-MANAGEMENT DIRECTORS’ STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), hereby grants an Option to purchase shares of the Company’s common stock (the “Shares”) to the Participant named below. The terms and conditions of the Option are set forth in this Award Agreement (the “Agreement”), and in The 2009 Non-Management Directors’ Stock Incentive Plan (the “Plan”), which is attached hereto as Exhibit A.

Date of Option Grant	Participant’s Name	<First Name Last Name>
Expiration Date	4:30 p.m. Eastern Time on the tenth anniversary of the date of grant	Exercise Price Per Share
Number of Shares Underlying Option	<Number>
Vesting	Except as set forth in Section 9.3 of the Plan, the Option will vest in full on the third anniversary from the date of grant. Except as set forth in Section 6.4, the vested Options may be exercised in accordance with Section 6.3 of the Plan.

The terms of the Plan are incorporated herein by reference. All capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control. Please review the rest of this Agreement and the Plan document, and execute the Agreement where indicated below.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Fabrizio Alcobe-Fierro

Vice President, Global Compensation

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

Participant’s Signature, to be provided electronically

THE 2009 NON-MANAGEMENT DIRECTORS’ STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

The following terms and conditions supplement the terms of the Plan:

Beneficiary	As set forth in the Plan, rights under this Option may be passed by will or the laws of descent or distribution. The person(s) to whom the Option is so passed is the Participant’s “Beneficiary.”
Interpretation and Construction	This Agreement and the Plan shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in this Agreement or the Plan) shall be binding and conclusive.
Entire Understanding	This Agreement and the Plan constitute the entire understanding between you and the Company and its Affiliates regarding the Option. Any prior agreements, commitments, or negotiations concerning the Option are superseded.